Grant Park Fund Weekly Commentary

For the Week Ended June 24, 2011

Current Month Rolling Performance* Rolling Risk Metrics* (Jul 2006 - Jun 2011)

Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.6%	-2.4%	-6.5%	3.7%	-3.2%	3.5%	5.5%	3.5%	12.4%	-16.4%	0.3	0.4
B**	-0.6%	-2.4%	-6.8%	3.1%	-3.9%	2.8%	N/A	2.8%	12.4%	-17.1%	0.3	0.3
Legacy 1***	-0.6%	-2.2%	-5.4%	5.5%	N/A	N/A	N/A	-1.4%	11.5%	-10.9%	-0.1	-0.2
Legacy 2***	-0.6%	-2.3%	-5.6%	5.1%	N/A	N/A	N/A	-1.7%	11.5%	-11.1%	-0.1	-0.2
Global 1***	-0.5%	-1.9%	-6.2%	0.7%	N/A	N/A	N/A	-3.5%	10.8%	-13.3%	-0.3	-0.4
Global 2***	-0.5%	-1.9%	-6.3%	0.4%	N/A	N/A	N/A	-3.8%	10.7%	-13.5%	-0.3	-0.4
Global 3***	-0.6%	-2.0%	-7.2%	-1.4%	N/A	N/A	N/A	-5.6%	10.7%	-14.6%	-0.5	-0.6

S&P 500 Total Return Index****	-0.2%	-5.6%	1.8%	25.5%	1.9%	2.1%	2.3%	2.1%	18.1%	-50.9%	0.2	0.2
Barclays Capital U.S. Long Gov Index****	0.5%	1.1%	5.5%	2.2%	7.0%	7.9%	7.3%	7.9%	11.2%	-12.3%	0.7	1.2

* Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.

** Units began trading in August 2003.

*** Units began trading in April 2009.

**** Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	27%					26%
Energy	6%	Short	Natural Gas	2.5%	Short	6%	Short	Natural Gas	2.8%	Short
			Crude Oil	1.4%	Short			Crude Oil	1.1%	Short
Grains/Foods	9%	Long	Sugar	2.4%	Long	9%	Long	Sugar	2.3%	Long
			Corn	2.3%	Long			Corn	2.0%	Long
Metals	12%	Long	Gold	3.4%	Long	11%	Long	Gold	3.1%	Long
			Aluminum	2.5%	Long			Aluminum	2.7%	Long
FINANCIALS	73%					74%
Currencies	35%	Short $	Swiss franc	4.0%	Long	34%	Short $	Swiss franc	4.2%	Long
			Japanese Yen	3.0%	Long			Japanese Yen	3.4%	Long
Equities	10%	Short	Eurostoxx Index	1.3%	Short	12%	Short	S&P 500	2.0%	Short
			Hang Seng	1.3%	Short			Eurostoxx Index	1.9%	Short
Fixed Income	28%	Long	U.S. 10-Year Treasury Notes	5.2%	Long	28%	Long	U.S. 10-Year Treasury Notes	5.7%	Long
			U.S. Treasury Bond	3.8%	Long			U.S. Treasury Bond	4.1%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy

Crude oil markets declined following reports the International Energy Agency would release 60 million barrels of oil into the global economy to help offset lost production caused by ongoing turmoil in Libya. Natural gas markets also moved lower on reports of a larger-than-expected increase in U.S. stockpiles.

Grains/Foods

Grains prices fell sharply under heavy pressure from selling by large commodity speculators. Easing supply concerns resulting from favorable weather in the U.S. fueled investor liquidations in the grains markets, moving prices lower. In the softs markets, sugar prices moved higher due to supply concerns caused by recent reports showing increased production costs for Brazil.

Metals

Gold and silver markets both declined nearly 3% due to U.S. dollar strength. Adding to the decline in the precious metals markets was a wave of commodity liquidations ignited by a selloff in the crude oil markets. Base metals markets also declined as weak economic data and concerns regarding the Eurozone economy weighed on demand forecasts.

Currencies

The U.S. dollar gained against counterparts on comments from the U.S. Federal Reserve Chairman suggesting a third round of quantitative easing in the U.S. would be unlikely. Weak economic data and uncertainty surrounding the outlook of the Eurozone economy weighed on the euro, moving the currency lower against most major currencies. The Australian dollar also weakened on concerns surrounding a slowing Chinese economy and bearish undertones in the recently released minutes of the Reserve Bank of Australia's June meeting.

Equities

U.S. equity markets dipped as disappointing weekly jobless estimates and cautious comments from the U.S. Federal Reserve caused liquidations. Key European equity indices also fell, driven lower by data showing weak investor confidence in Germany. In Asia, Japanese equity markets moved generally higher, propelled by optimism stemming from positive results from a recent confidence vote in Greece, which eased some fears that the nation would be unable to obtain further financial aid.

Fixed Income

Investors drove U.S. Treasury markets lower due to optimism that Greece may be able to avoid, or at least postpone, a default on its financial obligations. Also putting pressure on the domestic fixed-income markets was intraweek strength in the U.S. equity markets.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices. The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor's 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor's based on industry representation, liquidity, and stability. The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy. The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY. INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL'S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.